Exhibit 10.11

Stamp: Chaoyang District, Local Taxation Bureau of Beijing Dedicated stamp for stamp duty No. 03 Tax paid: ￥1500 Tax payment certificate No.: 0001725924 Tax payment date: Mar. 4, 2014

Lease Contract

Lessor (Party A): Hongzhang Zhao

Lessee (Party B): Rider Sportsfashion Limited

In accordance with the regulations of “Contract Law of the People’s Republic of China” and other relevant laws, and in reference to the Land Lease Contract and Supplementary Agreement executed by the village committee of Liersi Village in Zhangjiawan Town, Tongzhou District, Beijing, and Li Zhixue, both parties hereto, on the basis of principles of equality, voluntariness, and consensus, have reached the following agreement in respect of Party B renting plants from Party A:

I. Subject of the contract

The subject referred to herein is located at the industrial zone in Liersi Village, Zhangjiawan Town, Tongzhou District, Beijing, which covers 8 mu(1 mu=666 ㎡), including 2 industrial plants, 1 office building, 21 bungalows for living and auxiliary space. See the schedule attached for the concrete locations and sizes.

II. Term of the lease

The term of the lease is three years (from July 1, 2014 to June 30, 2017)

III. Rent, mode of payment, and payment schedule:

1. The annual rent of the said plant is RMB 500,000 yuan, and the rent remains unchanged for three years.

2. The time of payment by Party B: in two installments annually; payment is made to Party A before July 15 and January 15, respectively.

3. Mode of payment: Check

IV. Property management

1. The factories, office buildings, and living quarters leased by Party B from Party A shall be equipped with water, electricity, heating and other facilities. After the delivery, Party B can make transformation as needed after it has been agreed by and filed with Party A, with the costs borne by Party B.

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2. The production and office equipment purchased by Party B during the term of lease belong to Party B; Party B is entitled to dispose of the equipment upon the expiry of the lease, provided that no damage is caused to the housing structure. Party B is responsible for the repair and restoration in case of damage.

3. If there is a change of intended use of the housing or decoration and renovation during the term of the lease, Party B shall serve a prior notice to Party A for consent. The renovation can only be implemented after Party A gives written confirmation. Upon the expiration of the lease, Party A may keep the decoration part for free.

4. During the term of this lease, Party A will not engage a property management company for management. Party B is responsible for the normal repair and maintenance of the subject under this contract. The housing and facilities maintenance (such as housing leaks, cracks, deformation or settlement) not attributed to Party B shall be borne by Party A. Party A shall provide active assistance and cooperation.

V. Rights and obligations of Party A:

1. Party A delivers the leased plant to Party B for use on the date and based on standards stipulated herein.

2. Party A is entitled to charge rent pursuant to this contract.

3. Party A is entitled to inspect the status of the plant rented by Party B, who shall provide convenience for the inspection by Party A. In case of improper use by Party B, Party A is entitled to make criticism and provide opinions for improvement.

4. Party A shall ensure that during the term of the lease, the rented housing complies with the relevant laws and building codes and standards, and ensure the safety of building structure of the subject herein under the condition of reasonable use.

5. Party A shall ensure that the ownership of the subject belongs to Party A during the term of the lease.

6. Prior to the delivery of the subject, Party A is obliged to cooperate with Party B in improving the necessary facilities for living and production, including electricity and water supply facilities.

7. If this lease contract shall be terminated due to the changes in land use rights (such as requisition by the state or relocation) during the term of the lease, the state and government compensation for the buildings belongs to Party A, while the compensation for full economic losses of enterprises belongs to Party B. Party A shall refund the rent to Party B on the basis of actual number of months of rental. If the lease contract is needed to be terminated due to the change of land use rights before_________ (date), Party A shall, before Party B moving out of the rented housing, additionally pay an amount equal to 30% of the annual rent to Party B as the compensation for equipment and facilities investment and the compensation for suspension of operations.

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8. During the term of the lease, Party B is not allowed to transform or change the purpose of the rented plant and the buildings attached thereto without the consent of Party A.

9. During the term of the lease, Party A is not allowed to unilaterally terminate this contract and take back the said housing.

10. Party A must furnish to Party B the housing rental invoice issued by the local taxation authority within 30 days upon receiving the rent.

VI. Rights and obligations of Party B

1. Party B shall pay rent on time and assume stamp duty attributed to Party B.

2. Party B shall bear the fees for water, electricity, and heating, etc. on his own during the term of the lease.

3. Before moving into the rented housing, Party B shall inspect the quality and safety of housing as well as the reasonableness and safety of supporting facilities.

4. Part B must engage in operations according to the law and take measures against fire and theft. If Party A or the both parties hereto incur property loss due to Party B’s reasons, Party B shall bear liability and provide corresponding compensation to Party A.

5. In order that the plant will be run in order during the term of the lease, Party B shall carry out normal maintenance and repair of the plant.

6. Party B is entitled to sublet the rented plant or seek co-tenant during the term of the lease, provided that it must be filed with Party A.

7. Party B shall not under any condition indicate, either expressly or implicitly, to a third party that it has ownership or right of disposal of the rented subject, nor shall Party B mortgage the rented subject. Should Party B get involved in disputes about debts or bankruptcy, Party B shall clearly state that the rented subject is unrelated to the debts of Party B.

8. At the expiration of the lease, Party B has the priority to renew the lease contract under the same conditions. The terms and conditions including the period of renewal, rent, and mode of payment shall be confirmed by both parties through negotiation within three months before the expiration of the contract, and the renewed lease contract will be signed separately.

9. Party B must give a three-month prior notice to Party A if it needs to terminate this contract due to its own reasons during the term of the lease.

10. If Party B will not renew the lease upon the expiration of the lease, Party B shall move all the articles and goods out of the rented subject within thirty days. Failure to move the goods out within thirty days is deemed as a waiver of ownership by Party B, and Party A is entitled to dispose of the remainder goods.

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VII. Liability for breach of contract:

1. Party A shall, as from the date of execution of the contract, deliver the workshops, offices, living areas, roads and related facilities (including supporting facilities required by Party B) to Party B for use. The term of the lease commences only when the representatives of Party B have conducted the acceptance inspection of all equipment and facilities. Party A is not liable if the delivery is overdue for 15 days. If it is overdue for more than 15 days, Party A shall pay to Party B the liquidated damages amounting to 3‰ of the annual rent for each overdue day.

2. If Party B fails to pay the rent timely, Party B shall pay Party A the liquidated damages amounting to 1‰ of the annual rent for each overdue day.

3. Party A will be deemed to breach the contract if he terminates the contract without consultation with Party B. The defaulting party shall pay the observant party the liquidated damages amounting to 10% of the annual rent, and the observant party is entitled to terminate the contract.

VIII. Exemption conditions:

Neither party is liable to the other party if the loss is caused to the plant by force, including flood, earthquake, and wars, etc.

IX. Dispute resolution:

1. Any disputes arising from the performance of the contract by the parties hereto shall be settled through friendly negotiation. In case of failure of negotiation, either party may file a lawsuit to the people’s court at the place where the real estate is located.

X. This contract is made out in duplicate, with each party holding one copy with the same legal effect. The contract becomes effective on the date of execution by both parties hereto.

/s/ Hongzhang Zhao
Lessor:	Hongzhang Zhao	Lessee: Rider Sportsfashion Limited (Seal)
Date:	Feb. 25, 2014	Date:	Feb. 25, 2014

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Plan of the factory zone

Area: 3773.3 m2

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Supplementary Agreement

1. The land lease contract concluded between the village committee of Liersi Village in Zhangjiawan Town, Tongzhou District, Beijing and Li Zhixue is assigned to a third party, Zhao Hongzhang for development and use through mutual agreement. Zhao Hongzhang replaces Li Zhixue as the legal representative.

2. There is the land with an area of 2.4 under the high-voltage power lines to the east of the land under this contract. On the condition of meeting the power needs, a piece of land equivalent to 1.2 is for the development and use by Zhao Hongzhang. The clauses of the lease contract have the same effect as this contract.

Party A: village committee of Liersi Village in Zhangjiawan Town, Tongzhou District, Beijing

Legal representative:

Stamp: village committee of Liersi Village in Zhangjiawan Town, Tongzhou District, Beijing

Party B:	/s/ Zhixue Li
Zhixue Li

Third party:	/s/ Hongzhang Zhao
Hongzhang Zhao

Date:

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